EXHIBIT 23.1

                CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS






Bentley International, Inc.
St. Louis, Missouri

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (File Number 33-47456) of our report dated April 12, 1999 relating to the consolidated financial statements of Bentley International, Inc. appearing in the Company's Annual Report on Form 10-KSB for the year ended December 31, 1998.




                                    /s/ Rubin, Brown, Gornstein & Co. LLP
                                    RUBIN, BROWN, GORNSTEIN & CO., LLP

St. Louis, Missouri
April 12, 1999